UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 13, 2009

Grubb & Ellis Healthcare REIT, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-53206	20-4738467
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 300, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2009, Shannon K S Johnson resigned from her position as the Chief Financial Officer of Grubb & Ellis Healthcare REIT, Inc. (the "Company"). Ms. Johnson will continue to provide non-exclusive services to the Company in her role as a Financial Reporting Manager of Grubb & Ellis Realty Investors, LLC, the managing member of Grubb & Ellis Healthcare REIT Advisor, LLC (the "Advisor"). Under the Amended and Restated Advisory Agreement, dated as of November 14, 2008 and effective October 24, 2008, the Advisor currently serves as the Company’s financial advisor. In that capacity, the Advisor, through its officers and the officers and employees of its affiliates, maintains the Company’s books and records, assists with the implementation of its financial policies and is responsible for preparing its financial reports to be filed with the Securities and Exchange Commission, among its other responsibilities.

On March 17, 2009, our board of directors appointed Kellie S. Pruitt, our Chief Accounting Officer and principal accounting officer, to also serve as our principal financial officer. For more information regarding Ms. Pruitt, see our Current Report on Form 8-K filed on January 30, 2009.

The Company’s self-management plan, which is discussed in Item 1.01 of our Current Report on Form 8-K filed on November 19, 2008, contemplates and provides for the replacement of its executive officers, including its Chief Financial Officer, who are also officers or employees of the Advisor and its affiliates.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grubb & Ellis Healthcare REIT, Inc.

March 19, 2009	By:	/s/ Scott D. Peters

Name: Scott D. Peters
Title: Chief Executive Officer & President